Exhibit (h)(2)(xxx)

AMENDMENT NO. 7

EXPENSE LIMITATION AGREEMENT

Amendment No. 7 to the Expense Limitation Agreement, dated as of May 1, 2009, between AXA Equitable Life Insurance Company (“Manager”) and EQ Advisors Trust (“Trust”) (“Amendment No. 7”).

The Manager and Trust hereby agree to modify and amend the Expense Limitation Agreement dated as of July 9, 2004, as amended (“Agreement”), between the Manager and the Trust as follows:

1.	Name Change. The name of the EQ/PIMCO Real Return Portfolio will change to EQ/PIMCO Ultra Short Bond Portfolio.

2.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 7 to Schedule A attached hereto, which reflects the expense limit for each portfolio. Schedule A also includes the expense limit of each class of each Portfolio, which includes amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian E. Walsh Brian E. Walsh Chief Financial Officer and Treasurer	By:	/s/ Steven M. Joenk Steven M. Joenk Senior Vice President

SCHEDULE A

AMENDMENT NO. 7

EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

	Maximum Annual Operating Expense Limit
		(including amounts payable pursuant to Rule 12b-1)
	Class A	Class B
All Asset Allocation Portfolio	0.10%	0.35%
EQ/Bond Index Portfolio	0.45%	0.70%
EQ/Boston Advisors Equity Income Portfolio	0.80%	1.05%
EQ/Caywood-Scholl High-Yield Bond Portfolio	0.80%	1.05%
EQ/Government Securities Portfolio	0.75%	1.00%
EQ/Montag & Caldwell Growth Portfolio	0.95%	1.20%
EQ/PIMCO Ultra Short Bond Portfolio	0.70%	0.95%
EQ/T. Rowe Price Growth Stock Portfolio	0.95%	1.20%
EQ/UBS Growth and Income Portfolio	0.80%	1.05%